SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C. 20549


                        FORM 8-K


                     CURRENT REPORT


         Pursuant to Section 13 or 15(d) of the
            Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported)
                     June 8, 1999



                    LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)



Delaware                0-27610          11-2882328
(State or other        (Commission    (IRS Employer
jurisdiction            File No.)     Identification Number)
of incorporation)


      7840 Montgomery Road, Cincinnati, Ohio         45236
     (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code: (513)792-9292


                             N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events

On June 8, 1999 the Registrant issued the attached press release announcing the filing of a registration statement for a public offering of 8,300,000 shares of its common stock. LCA-Vision is offering 5,000,000 shares, while certain selling stockholders are offering an aggregate of 3,300,000 shares. Stephen N. Joffe will grant the underwriters an option to purchase an additional 1,245,000 shares owned by him to cover over allotments, if any. LCA-Vision intends to use the net proceeds from this offering for expansion into new geographic markets, development of new centers, marketing, advertising, working capital and general corporate purposes. The offering is being lead managed by Prudential Securities and co-managed by Dain Rauscher Wessels and Raymond James & Associates, Inc.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits


     99.1     Press Release dated June 8, 1999


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 LCA-VISION INC.



Date: June 8, 1999               By:/s/Larry P. Rapp
                                    -----------------------------
                                       Larry P. Rapp,
                                       Chief Financial Officer

                                                      Exhibit 99.1

COMPANY CONTACTS              INVESTOR RELATIONS CONTACTS
LCA-Vision Inc.               Lippert/Heilshorn & Associates, Inc.
Dr. Stephen N. Joffe,         Bruce Voss (Bruce@lhai.com)
Chairman & CEO                (310) 575-4848
Larry Rapp, VP-Finance & CEO  Ruth Abeshaus (Ruth@lhai.com)
(513) 792-9292                (212) 838-3777

JUNE 8, 1999

FOR IMMEDIATE RELEASE

             LCA-VISION FILES FOR PUBLIC OFFERING

CINCINNATI (June 8, 1999) - LCA-Vision Inc. (NASDAQ: LCAV), a leading U.S.-based provider of laser vision correction services, today announced the filing of a registration statement with the Securities and Exchange Commission for a public offering of 8,300,000 shares of common stock.

The Company is offering 5,000,000 shares, while selling stockholders are offering 3,300,000 shares. The selling stockholders also will grant the underwriters an option to purchase 1,245,000 shares to cover over-allotments, if any. LCA-Vision intends to use the net proceeds from this offering for expansion into new geographic markets, development of new centers, marketing, advertising, working capital and general corporate purposes. LCA-Vision will not receive any proceeds from the sale of shares by the selling shareholders.

The offering is being lead managed by Prudential Securities and co-managed by Dain Rauscher Wessels and Raymond James &
Associates, Inc. Prospectuses relating to the Company s offering of common stock can be obtained from Prudential Securities, 111
8th Avenue, New York, NY 10011.

LCA-Vision operates laser vision correction centers in the U.S., Canada and Europe, which are supported by a network of over 2,200 ophthalmologists and optometrists. Since inception, more than 60,000 laser vision correction procedures have been performed at the Company s centers.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, before the registration statement becomes effective. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, nor will these securities be sold, in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of the state.